Exhibit 99.2

Citigroup Inc.

Programme for the issuance of
Medium Term Notes, Series M

A$400,000,000 6.50% Notes due 13 February 2017

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1	Issuer:	Citigroup Inc.
2	Status of the Notes:	Senior
3	Currency:	Australian dollars
4	Aggregate Principal Amount:	A$400,000,000
5	Issue Date:	13 February 2007
6	Issue Price:	98.989%
7	Specified Denominations:	A$100,000 (However, the minimum subscription price for offers made in, to or from Australia was at least A$500,000)
8	Record Date:	The twelfth calendar day before the relevant date for payment
9	Interest:	Interest bearing
	(i) Interest Rate:	6.50% per annum
	(ii) Interest Payment Dates:	Each 13 February and 13 August beginning on 13 August 2007 and ending on the Maturity Date
	(iii) Day Count Fraction:	RBA Bond Basis
	(iv) Amount of interest payable:	A$3,250.00 per A$100,000 Note on each Interest Payment Date
10	Applicable Business Day Convention:	Following Business Day Convention; Business Days are Sydney and Melbourne.
11	Maturity Date:	13 February 2017
12	Maturity Redemption Amount:	Outstanding Principal Amount
13	Early Redemption:	Notes may be redeemed at the option of the Issuer for taxation reasons.
14	Early Redemption Date:	The redemption date specified in a notice delivered in accordance with the Conditions
15	Early Redemption Amount:	Outstanding Principal Amount
16	Early Redemption Amount (Default):	Outstanding Principal Amount
17	Events of Default:
	(a) Early Termination Amount:	Outstanding Principal Amount
	(b)Any additional (or modifications to) Events of Default:	Not applicable
18	ISIN:	AU3CB0017036
19	Common Code:	028668775